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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 3 to Registration Statement No. 333-92683 on Form S-4 of Pegasus Systems, Inc. of our reports dated February 10, 2000 relating to the financial statements and financial statement schedule of Pegasus Systems, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                    PricewaterhouseCoopers LLP

Dallas, Texas
March 8, 2000